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                                                                    EXHIBIT 22.1



                          SUBSIDIARIES OF THE COMPANY



FRI-M Corporation

FRI-FRD Corporation

CFC Franchising Company

FRI-NA Corporation

Coco's Restaurants, Inc.

L.C.S. Beverage Company, Inc.

FRI-DHD Corporation

Far West Concepts, Inc.

FRI-J Corporation

jojos Restaurants, Inc.

J.T. Beverage, Inc.

jojos California Family Restaurants, Inc.

FRI-C Corporation

Carrows Restaurants, Inc.

Carrows California Family Restaurants, Inc.